As filed with the Securities and Exchange Commission on June 2, 2014

Registration No. 333-190397

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

ON

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lakeland Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-3115216
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

701 Koehler Avenue, Suite 7

Ronkonkoma, New York 11779

(631) 981-9700

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Christopher J. Ryan

Chief Executive Officer and President

Lakeland Industries, Inc.

701 Koehler Avenue, Suite 7

Ronkonkoma, N.Y. 11779

(631) 981-9700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gary T. Moomjian, Esq.

Jill T. Braunstein, Esq.

Moomjian, Waite & Coleman, LLP

100 Jericho Quadrangle, Suite 208

Jericho, New York 11753

Ph: (516) 937-5900

Fax: (516) 937-5050

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer ☐

Non-accelerated filer	☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

EXPLANATORY NOTE

On August 6, 2013, the registrant filed a registration statement with the Securities and Exchange Commission on Form S-1 (Registration No. 333-190397), which was amended by Pre-Effective Amendment No. 1 to Form S-1 filed on August 22, 2013, and declared effective by the Securities and Exchange Commission on August 23, 2013 (as amended and supplemented, the “Form S-1”), to register for resale by the selling stockholder named in the prospectus up to 1,068,506 shares of common stock, consisting of (i) shares issuable upon exercise of a warrant and (ii) shares that may be issued in payment of interest on a note.

This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 is being filed by the registrant to convert the Form S-1 into a registration statement on Form S-3, and contains an updated prospectus relating to the offering and sale of the shares that were registered for resale on the Form S-1. All applicable filing fees were paid at the time of the original filing of the Form S-1.

SUBJECT TO COMPLETION, DATED JUNE 2, 2014

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

LAKELAND INDUSTRIES, INC.

1,068,506 Shares of Common Stock

This prospectus relates solely to the resale or other disposition by the selling stockholder named in this prospectus of up to 1,068,506 shares of common stock, consisting of (i) shares issuable upon exercise of a warrant and (ii) shares that may be issued in payment of interest on a note. The warrant and the note were issued by us to the selling stockholder in a private placement transaction on June 28, 2013, as more fully described in the prospectus. The note is a term note due June 28, 2018, interest for which, at the option of the selling stockholder, is payable in shares of our common stock based on the then current market value. We and the selling stockholder have agreed that the aggregate maximum number of shares issuable to the selling stockholder under the warrant (including as additional shares issuable by virtue of price-protection anti-dilution adjustments thereunder) and as shares payable as interest on the note is 1,068,506.

The selling stockholder may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices relating to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” for additional information.

We are not offering any shares of common stock for sale under this prospectus, and we will not receive any of the proceeds from the sale or other disposition of the shares covered hereby. We may, however, receive the proceeds of any cash exercise of the warrant. See “Use of Proceeds” for additional information.

Our common stock is currently traded on the NASDAQ Global Market under the symbol “LAKE.” As of May 30, 2014, the closing sale price for our common stock as reported by the NASDAQ Global Market was $7.65 per share.

Investing in our common stock involves risks. You should carefully read the section entitled “Risk Factors” on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                    , 2014

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You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus. Neither we nor the selling stockholder have authorized anyone to provide you with different information. This prospectus and any prospectus supplement does not constitute an offer to sell these securities, and the selling stockholder is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the prospectus supplement or the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of common stock.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You should read this prospectus and the documents incorporated by reference in this prospectus in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

Unless otherwise indicated, all references in this prospectus to “$” or “dollars” are to U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

As used in this prospectus, unless the context requires otherwise, references to “Lakeland,” “the Company,” “we,” “us,” or “our” refer to Lakeland Industries, Inc. and its subsidiaries, references to our “common stock” refer to common stock of the Company, par value $0.01 per share, and references to “fiscal” year refers to the twelve months ended January 31 of the applicable year. For example, “fiscal 2014” refers to the twelve months ended January 31, 2014.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These forward-looking statements involve risks, uncertainties and assumptions as described in registration statements, annual reports and other periodic reports and filings we file from time to time with the Securities and Exchange Commission. Such statements may relate to our strategy, future operations, future financial position, future revenues, projected costs, and plans and objectives of management. All statements contained herein or incorporated by reference in this prospectus that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimates,” “intend,” “project” and similar expressions, as well as statements in future tense, identify forward-looking statements.

We caution readers that these forward-looking statements are not a guarantee of future performance. Actual results could differ materially from any expectation, estimate or projection conveyed by these statements and there can be no assurance that any such expectation, estimate or projection will be met. Numerous important factors, risks and uncertainties affect our operating results and could cause actual results to differ from the results implied by these or any other forward-looking statements. These potential factors, risks and uncertainties include, among other things, such factors as:

•	our ability to make payments on our significant indebtedness and comply with the restrictive covenants therein;

•	covenants in our credit facilities may restrict our financial and operating flexibility;

•	our ability to remediate the material weaknesses in our internal controls identified by the evaluations performed by us as of January 31, 2014 and throughout fiscal 2014;

•	our ability to make timely payment on the arbitration award balance of $4.75 million which is payable in the amount of $250,000 quarterly through December 31, 2018;

•	our ability to obtain additional funds, if necessary;

•	we suffered losses from operations in fiscal 2013 and fiscal 2014 and there can be no assurance that such losses will not continue;

•	we are incurring adverse operating results from our Brazilian operations and we expect such losses in Brazil to continue at least through the first half of fiscal 2015;

•	we are subject to risk as a result of our international manufacturing operations;

•	our results of operations could be negatively affected by potential fluctuations in foreign currency exchange rates;

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•	rapid technological change could negatively affect sales of our products, inventory levels and our performance;

•	because we do not have long-term commitments from many of our customers, we must estimate customer demand, and errors in our estimates could negatively impact our inventory levels and net sales;

•	our operations are substantially dependent upon key personnel;

•	we rely on a limited number of suppliers and manufacturers for specific fabrics, and we may not be able to obtain substitute suppliers and manufacturers on terms that are as favorable, or at all, if our supplies are interrupted;

•	our inability to protect our intellectual property;

•	we deal in countries where corruption is an obstacle, particularly in Brazil;

•	we face competition from other companies, a number of which have substantially greater resources than we do;

•	some of our sales are to foreign buyers, which exposes us to additional risks;

•	a significant reduction in government funding for preparations for terrorist incidents could adversely affect our net sales;

•	we may be subject to product liability claims, and insurance coverage could be inadequate or unavailable to cover these claims;

•	our directors and executive officers have the ability to exert significant influence on us and on matters subject to a vote of our stockholders;

•	our failure to realize anticipated benefits from acquisitions, divestitures or restructurings, or the possibility that such acquisitions, divestitures or restructurings could adversely affect us;

•	other risks and uncertainties, including those mentioned in this prospectus under the caption "Risk Factors" and the documents incorporated by reference herein or therein, including our most recent Annual Report on Form 10-K, as such may be amended or supplemented.

You should carefully consider such risks, uncertainties and other information, disclosures and discussions which contain cautionary statements identifying important factors that could cause actual results to differ materially from those provided in the forward-looking statements.

Except as may be required, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This discussion should be read in conjunction with the consolidated financial statements and notes thereto incorporated by reference in this prospectus.

PROSPECTUS SUMMARY

This summary highlights important information about our business and about this prospectus. This summary does not contain all of the information that may be important to you. You should carefully read this prospectus in its entirety before making an investment decision. In particular, you should read the section entitled "Risk Factors" and the financial statements and related notes incorporated by reference in this prospectus.

Corporate Information

We are a corporation organized under the laws of the State of Delaware. Our principal executive offices are located at 701 Koehler Avenue, Suite 7, Ronkonkoma, NY 11779, our telephone number is (631) 981-9700 and our website is located at www.lakeland.com. The contents of our website are not part of this prospectus.

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Our Business

We manufacture and sell a comprehensive line of safety garments and accessories for the industrial protective clothing market. Our products are sold by our in-house customer service group, our regional sales managers and independent sales representatives to a network of over 1,200 North American safety and mill supply distributors. These distributors in turn supply end user industrial customers, such as integrated oil, chemical/petrochemical, utilities, automobile, steel, glass, construction, smelting, munition plants, janitorial, pharmaceutical, mortuaries and high technology electronics manufacturers, as well as scientific and medical laboratories. In addition, we supply to federal, state and local governmental agencies and departments, such as fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control. Internationally sales are to a mixture of end users directly and industrial distributors depending on the particular country market. Sales are made to more than 40 foreign countries, but are primarily in China, European Economic Community (“EEC”), Brazil, Canada, Chile, Argentina, Australia and Southeast Asia.

In fiscal 2013, the Company lost an officer contract dispute where we had substantial documentary evidence that the officers in question had breached their employment contracts with us. Nonetheless, a Brazilian Arbitration Panel awarded these officers an aggregate $12.5 million judgment against us. According to our local Brazilian counsel, arbitration decisions in Brazil are very difficult to successfully appeal. Subsequently, we successfully negotiated the judgment down to $8.5 million of which $6.0 million was payable over six years with no interest. As of June 2, 2014, the remaining liability associated with this arbitration judgment is $4.75 million and is payable at $250,000 a quarter through December 31, 2018, with no interest. In addition, the Brazilian government devalued its currency by 10% in 2012 which greatly reduced our margins in Brazil on imported fabrics. As a result of declining sales in fiscal 2013, we experienced quarterly losses in Brazil which caused us to write-off all goodwill, certain intangibles, and deferred tax assets of Brazil. These factors caused us to default on our loan with TD Bank, N.A. (“TD Bank”), our then current lender. Thus, we engaged with new lenders and considered other options. In June 2013, we successfully consummated two financing transactions as described in the below section, “Fiscal 2014 Financing Transactions.”

Fiscal 2014 Financing Transactions

On June 28, 2013, together with our wholly-owned subsidiary, Lakeland Protective Wear Inc., we entered into a senior credit facility pursuant to a loan and security agreement (the “Senior Loan Agreement”) with AloStar Business Credit, a division of AloStar Bank of Commerce, a state banking institution formed under Alabama law (“Senior Lender”). The Senior Loan Agreement provides us with a three year $15 million revolving line of credit with interest payable at a variable interest rate based on LIBOR plus 525 basis points, at a floor of 6.25%. As of May 31, 2014, the interest rate was 6.25% per annum. The senior loan facility is subject to a borrowing base calculated as the sum of 85% of eligible accounts receivable, as defined, the lesser of 60% of eligible inventory, as defined, or 85% of the net orderly liquidation value of the inventory and in transit inventory up to a cap of $1,000,000. The Senior Loan Agreement grants the Senior Lender a first priority lien on substantially all of our United States and Canadian assets other than our Canadian warehouse. The facility contains certain financial covenants, including the requirement to maintain: (i) commencing as of our first fiscal quarter ending July 31, 2013, a fixed charge coverage ratio of at least 1.1-to-1.00 for the four quarter period then ending, and (ii) a minimum quarterly earnings before interest, taxes, depreciation and amortization (“EBITDA”), on a rolling basis (excluding the operations of our Brazilian subsidiary), of not less than $4.1 million for the four quarters ended January 31, 2014 and thereafter. We are also prohibited during any fiscal year from making capital expenditures in an aggregate amount in excess of $1 million. The Senior Loan Agreement also includes financial reporting requirements, customary and other negative covenants, including, without limitation, (i) a $200,000 limit for fiscal year ended January 31, 2014 on the amount we may advance to or on behalf of our Brazilian subsidiary, as to which we complied, and nothing thereafter, and (ii) a $1 million annual limitation on our total net investment in foreign subsidiaries, as well as certain customary events of default that, upon occurrence, give the Senior Lender the right to accelerate the maturity of all indebtedness outstanding and foreclose on its security interest.

On June 28, 2013, we also entered into a loan and security agreement (the “Subordinated Loan Agreement”) with LKL Investments, LLC (the “Junior Lender”) (a wholly-owned subsidiary of Arenal Capital Fund LP, a private equity fund), the selling stockholder described in this prospectus. The Subordinated Loan Agreement provided us with a $3.5 million term loan and grants to the Junior Lender a second priority lien on substantially all of our assets in the United States and Canada other than our Canadian warehouse, except for a first lien on a Mexican facility. Pursuant to the Subordinated Loan Agreement, among other things, we issued to the Junior Lender a five year term loan promissory note (the “Note”) due June 28, 2018. Interest on the Note accrues at 12% per annum through and including December 27, 2016 and shall increase on December 28, 2016 to 16% per annum and on December 28, 2017 to 20% per annum. Through April 30, 2014, the most recent interest payment date, we have made all payments of interest on the Note in the form of payment in kind (PIK) in additional notes, subject to the provisions set forth in the Subordinated Loan Agreement. After that interest payment date, for so long as the Note is outstanding, the Junior Lender shall have the right to elect from time to time to be paid interest in the form of either cash, payment in kind (PIK) in additional notes or in shares of our common stock. If shares of common stock are used to make interest payments on the Note (“Interest Shares”), the number of Interest Shares will be based upon 100% of an average of the then current market value of our common stock over a preceding period of twenty (20) days, subject to the limitations set forth in the Subordinated Loan Agreement. The Subordinated Loan Agreement contains affirmative and negative covenants substantially similar to those contained in the Senior Loan Agreement and financial covenants largely based upon those in the Senior Loan Agreement which are 10% more permissive. In connection with this transaction, we also issued to the Junior Lender a common stock purchase warrant (the “Warrant”) to purchase up to 566,015 shares of our common stock (subject to adjustment), representing beneficial ownership of approximately 9.6% of our outstanding common stock as of the closing of the transactions contemplated by the Subordinated Loan Agreement. The Warrant contains customary and other anti-dilution provisions, including for issuances of our common stock or common stock equivalents at a price less than $5.00 per share, computed on a weighted average basis. In order to comply with the rules and regulations of The NASDAQ Global Market, regardless of whether or not our common stock is traded thereon, the Subordinated Loan Agreement and the Warrant each restrict us from issuing in excess of an aggregate of 1,068,506 shares of our common stock (as appropriately adjusted for any stock split, stock dividend or other reclassification or combination of our common stock) under the Warrant and as Interest Shares. This represents 19.99% of our 5,345,206 shares issued and outstanding as of the closing of the subordinated financing transaction. Our receipt of gross proceeds of $3.5 million in subordinated debt financing was a condition precedent set by Senior Lender, of which this transaction satisfied.

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The proceeds from the two financings have been used to fully repay our former financing facility with TD Bank in the amount of approximately $13.7 million and also a warehouse loan in Canada with a balance of Cdn$1,362,000 Canadian dollars (approximately $1,320,000), payable to Business Development Bank of Canada.

As a condition of the Subordinated Loan Agreement, we entered into an Investor Rights Agreement, dated as of June 28, 2013, with the Junior Lender (the “Investor Rights Agreement”) pursuant to which the Junior Lender is entitled to designate one person for election to our board of directors, for so long as the Junior Lender and/or any of its affiliates own (beneficially or of record) (i)(A) common stock, including common stock underlying securities convertible into, or exchangeable or exercisable for our common stock, representing in the aggregate at least 6% of our outstanding common stock and (B) any loans, notes or other indebtedness under the Subordinated Loan Agreement or other documents related thereto in an aggregate principal amount of at least $2,000,000 or (ii) shares of our common stock (for these purposes, excluding securities that are convertible, exchangeable or exercisable for shares of our common stock) that represent in the aggregate at least 5% of our outstanding common stock. As of the date of this prospectus, the Junior Lender has not exercised the right to designate a board representative.

If no board representative of the Junior Lender is serving as a director on our board, the Junior Lender has the right to appoint one board observer to attend meetings of our board and any committee thereof, for so long as the Junior Lender and/or any of its affiliates own (beneficially or of record) (i) common stock, including common stock underlying securities convertible into, or exchangeable or exercisable for our common stock, representing in the aggregate at least 6% of our outstanding common stock and/or (ii) any loans, notes or other indebtedness under the Subordinated Loan Agreement or other documents related thereto in an aggregate principal amount of at least $2,000,000. The observer, if appointed, would have the right to attend all meetings of our board and to receive all board meeting materials, subject to certain restrictions set forth in the Investor Rights Agreement. As of the date of this prospectus, the Junior Lender has not exercised the right to designate an observer.

Also in connection with the subordinated loan transaction, pursuant to the terms of a Registration Rights Agreement, dated as of June 28, 2013, between us and the Junior Lender, we were obligated to file a registration statement with the SEC on or prior to September 26, 2013 registering the resale of registrable securities consisting of shares of our common stock issued or issuable to Junior Lender, which registration statement was required to become effective by December 25, 2013. Such registration statement was timely filed, became timely effective and is being amended by the registration statement of which this prospectus is a part. If, after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to such registration statement for any reason (including, without limitation, by reason of a stop order, or our failure to update the registration statement), but excluding certain delays permitted by the Registration Rights Agreement or the inability of any holder of registrable securities to sell such registrable securities covered thereby due to market conditions, then we will make pro rata payments to each holder of registrable securities, as liquidated damages and not as a penalty, in a cash amount equal to 1.0% of the aggregate amount invested by such holder of registrable securities for each 30-day period or pro rata for any portion thereof following the date by which such registration statement should have been effective. In connection with this filing of this post-effective amendment, the Junior Lender has informed us that it will not seek any such payment for any failure in this instance to keep the registration statement effective so long as the registration statement of which this prospectus is a part is filed with the SEC by June 6, 2014 and is declared effective by the SEC within thirty days thereafter.

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The Offering

The following is a brief summary of the offering. You should read the entire prospectus carefully, including “Risk Factors” and the information, including financial information, incorporated by reference into this prospectus.

Issuer	Lakeland Industries, Inc.

Shares of common stock offered by the selling stockholder	1,068,506 shares of common stock[1]

Shares of common stock outstanding assuming all of the shares covered hereby are sold	6,427,012[2]

Use of Proceeds	We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholder. We may, however, receive proceeds of any cash exercises of the Warrant which, if received, would be used by us for working capital purposes. Please see section entitled “Use of Proceeds” in this prospectus.

Risk Factors	An investment in our common stock involves certain risks, which should be carefully considered by prospective investors before investing in our common stock. See “Risk Factors.”

Symbol	Our common stock is traded on the NASDAQ Global Market under the symbol “LAKE.”

1	Includes shares issuable upon exercise of the Warrant (which is subject to price-protection and other anti-dilution adjustment provisions) and shares that may be issued in payment of interest on the Note, subject to limitations set forth in the Subordinated Loan Agreement and the Warrant.

2	The number of shares of common stock outstanding is based on the number of shares issued and outstanding as of June 2, 2014, assuming the issuance of the number of shares offered in this prospectus.

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RISK FACTORS

Investing in our common stock involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in our Annual Report on Form 10-K, as amended, for the fiscal year ended January 31, 2014, filed with the SEC, which are incorporated by reference into this prospectus, as the same may be updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. If any of the risks described herein or in any document incorporated by reference herein actually occurs, our business, financial condition and results of operations would likely suffer. In that event, the market price of our common stock could decline and investors in our common stock could lose all or part of their investment. You should carefully consider all of the information set forth in this prospectus and the documents incorporated by reference herein and annexed hereto with your respective legal counsel, tax and financial advisors and/or accountants prior to purchasing our common stock.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock offered by the selling stockholder. The selling stockholder will receive all of the proceeds from the sale of our common stock offered by this prospectus. We may, however, receive the nominal proceeds of any cash exercises of the Warrant which, if received, would be used by us for working capital purposes.

SELLING STOCKHOLDER INFORMATION

This prospectus covers the resale from time to time of 1,068,506 shares of common stock which may be issued to the selling stockholder.

The following table lists certain information with respect to the selling stockholder, including:

•	the selling stockholder’s name;

•	the number of shares and percentage of common stock beneficially owned by the selling stockholder prior to the offering; and

•	the number of shares and percentage of common stock to be beneficially owned by the selling stockholder after completion of the offering.

The table below has been prepared based upon the information furnished to us by the selling stockholder. We do not know when or in what amounts the selling stockholder may sell or otherwise dispose of the shares of common stock covered hereby. As a result, we cannot estimate the number of the shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that all of the shares of common stock covered by this prospectus will be sold by the selling stockholder.

Except for the transactions described in this prospectus under “Prospectus Summary-Fiscal 2014 Financing Transactions,” the selling stockholder has not had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years. We are filing the registration statement on Form S-3, of which this prospectus is a part, to fulfill a contractual obligation to the selling stockholder to do so pursuant to the Registration Rights Agreement executed in connection with the subordinated financing transaction.

The information in the table is based on 5,358,506, shares outstanding as of June 2, 2014.

Name of Selling Stockholder	Shares Beneficially Owned Prior to the Offering(1)		Percent of Class Beneficially Owned Prior to the Offering	Number of Shares Offered Hereby		Number of Shares Beneficially Owned After the Offering(2)	Percent of Class Beneficially Owned After the Offering(2)
LKL Investments, LLC(3)	566,015	(4)	9.6%	1,068,506	(5)	0	0%

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(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and including any securities that grant the selling stockholder the right to acquire common stock within 60 days of the date of this prospectus. Based upon representations of the selling stockholder, we believe that the selling stockholder possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the selling stockholder, as further explained in note (3) below.

(2)	Assumes that all securities offered hereby are sold.

(3)	The selling stockholder is a Delaware limited liability company and a wholly-owned subsidiary of Arenal Capital Fund, LP, a Delaware limited partnership (the “Fund”), a private equity fund. Arenal Capital Partners LP, a Delaware limited partnership (the “General Partner”), serves as the sole general partner of the Fund. Adam Kauffman, Steven Graham and Rajinder Singh directly or indirectly manage or advise the General Partner. Mr. Singh also manages Arenal Capital GP LLC, a Delaware limited liability company that serves as the sole general partner of the General Partner. The Fund and the General Partner share the power to vote and the power to direct the disposition of all of our securities owned by selling stockholder. The address of the selling stockholder is P.O. Box 692, Flagtown, New Jersey 08821.

(4)	These 566,015 shares of common stock are the shares of common stock issuable upon exercise by selling stockholder of the Warrant that are presently exercisable as of the date of this prospectus. Does not include shares of common stock which may be issuable to the selling stockholder as Interest Shares. In order to comply with the rules and regulations of The NASDAQ Global Market, regardless of whether or not our common stock is traded thereon, the Subordinated Loan Agreement and the Warrant each restrict us from issuing in excess of an aggregate of 1,068,506 shares of our common stock (as appropriately adjusted for any stock split, stock dividend or other reclassification or combination of our common stock) under the Warrant (including as additional shares issuable by virtue of price-protection anti-dilution adjustments thereunder) or as Interest Shares (the “Cap”). This represents 19.99% of our 5,345,206 shares issued and outstanding as of the closing of the subordinated financing transaction.

(5)	Represents the aggregate maximum number of shares (as appropriately adjusted for any stock split, stock dividend or other reclassification or combination of our common stock) issuable to selling stockholder under the Warrant and as Interest Shares in compliance with the Cap.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.

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The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) the date on which all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

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DESCRIPTION OF OUR SECURITIES

The following description of the material terms of our capital stock includes a summary of specified provisions of our restated certificate of incorporation and amended and restated bylaws and the Warrant. This description also summarizes relevant provisions of the Delaware General Corporation Law, or “DGCL.” The terms of our restated certificate of incorporation and amended and restated bylaws, the Warrant and the DGCL are more detailed than the general information below. Therefore, please carefully consider the actual provisions of these documents, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part, and the DGCL.

Common Stock

We have the authority to issue an aggregate of 10,000,000 shares of common stock, par value $0.01 per share, and 1,500,000 shares of preferred stock, par value $0.01 per share. As of June 2, 2014, we had outstanding 5,358,506 shares of common stock and no shares of preferred stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock which we may designate and issue in the future.

Dividend Rights. Subject to the rights of holders of preferred stock of any series that may be issued from time to time, holders of common stock shall be entitled to receive such dividends and other distributions in cash as may be declared by our board of directors from time to time out of our assets or funds of legally available for dividends and other distributions, and shall share equally on a per share basis in all such dividends and other distributions. We currently intend to retain any future earnings for use in our business and we do not anticipate paying any cash dividends in the foreseeable future. Our ability to pay dividends is subject to certain contractual restrictions imposed by our current senior and junior financing facilities.

Liquidation Rights. In the event of any liquidation, dissolution or winding up, the holders of our common stock will be entitled to share in our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding class of our preferred stock.

Preemptive Rights. The holders of our common stock have no preemptive rights.

Conversion Rights. Shares of our common stock are not convertible.

Voting Rights. Subject to the rights of the holders of any series of our preferred stock, each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders.

Board of Directors. Holders of common stock do not have cumulative voting rights with respect to the election of directors. At any meeting to elect directors by holders of our common stock, the presence, in person or by proxy, of the holders of a majority of the voting power of shares of capital stock then outstanding shall constitute a quorum for such election. Directors shall be elected by a plurality of the votes of the shares present and entitled to vote on the election of directors, except for directors whom the holders of preferred stock have the right to elect, if any.

Certain Anti-Takeover Effects

Provisions of Delaware Law. We are a Delaware corporation. Section 203 of the DGCL applies to us. It is an anti-takeover statute that is designed to protect stockholders against coercive, unfair or inadequate tender offers and other abusive tactics and to encourage any person contemplating a business combination with us to negotiate with our board of directors for the fair and equitable treatment of all stockholders.

Under Section 203 of the DGCL, a Delaware corporation shall not engage in a “business combination” with an “interested stockholder” for a period of three years following the date that the stockholder became an interested stockholder. “Business combination” includes a merger, consolidation, asset sale or other transaction resulting in a financial benefit to the interested stockholder. “Interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. This prohibition does not apply if:

•          prior to the time that the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction resulting in the stockholder’s becoming an interested stockholder;

•          upon completion of the transaction resulting in the stockholder’s becoming an interested stockholder, the stockholder owns at least 85% of the outstanding voting stock of the corporation, excluding voting stock owned by directors who are also officers and by certain employee stock plans; or

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•          at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that the interested stockholder does not own.

A Delaware corporation may elect not to be governed by these restrictions. We have not opted out of Section 203.

Classified Board of Directors; Removal of Directors for Cause. Our restated certificate of incorporation and amended and restated bylaws provide for our board of directors to be divided into three classes, as nearly equal in number as possible, serving staggered terms. Approximately one-third of our board will be elected each year. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire will be elected for a three-year term of office. All directors elected to our classified board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. The board of directors is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The person filling such position would serve for the term applicable to that class. The board of directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the board of directors may only be removed for cause by either the affirmative vote of a majority of our outstanding voting stock or the board of directors. These provisions are likely to increase the time required for stockholders to change the composition of the board of directors. For example, in general, at least two annual meetings will be necessary for stockholders to effect a change in a majority of the members of the board of directors. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding common stock from obtaining control of our board of directors until our second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions. Furthermore, the Junior Lender is entitled to designate one person for election to our board of directors or to appoint one board observer under certain circumstances pursuant to the terms and conditions of our Investor Rights Agreement with the Junior Lender, as further described above under the section “Prospectus Summary-Fiscal 2014 Financing Transactions.”

Advance Notice Procedures. Our bylaws establish an advance notice procedure for stockholder nominations of persons for election to our board of directors. Stockholders at an annual meeting will only be able to consider nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our bylaws will not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Super-Majority Stockholder Vote Required for Certain Actions. The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless the corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our restated certificate of incorporation requires the affirmative vote of the holders of at least 66-2/3% of our outstanding voting stock to amend or repeal certain provisions of our restated certificate of incorporation. This “super-majority” stockholder vote would be in addition to any separate class vote that might be required pursuant to the terms of any preferred stock that might then be outstanding. In addition, our amended and restated bylaws may only be amended by the directors then in office.

Effects of Authorized but Unissued Shares. We have shares of common stock and “blank check” preferred stock available for future issuance and may designate and issue preferred stock without stockholder approval, subject to the limitations imposed by the listing standards of the NASDAQ Global Market or any securities market or exchange our securities may be listed or traded on. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and “blank check” preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

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Transfer Agent and Registrar

Registrar & Transfer Company is the transfer agent and registrar for our common stock. The transfer agent and registrar’s address is 10 Commerce Drive, Cranford, New Jersey 07016-3572.

Listing of Our Common Stock

Our common stock is listed on the NASDAQ Global Market under the symbol “LAKE.”

Common Stock Purchase Warrant

On June 28, 2013, we issued to LKL Investments, LLC, the selling stockholder, a common stock purchase warrant (the “Warrant”) to purchase up to 566,015 shares of our common stock (subject to adjustment) pursuant to the Subordinated Loan Agreement. The Warrant gives the warrant holder the right to purchase one share of common stock at the price of $0.01 per share for each share underlying the Warrant. The Warrant may be exercised in whole or in part at any time on or before June 28, 2018. The Warrant contains a cashless exercise option.

The Warrant also contains customary and other anti-dilution provisions, including for issuances of our common stock or common stock equivalents at a price less than $5.00 per share, computed on a weighted average basis; provided, that in order to comply with the rules and regulations of the NASDAQ Global Market, and regardless of whether or not our common stock is then traded thereon, we shall not be permitted to issue any shares of our common stock upon exercise of the Warrant if the issuance of such shares of common stock would, when added to the aggregate number of shares of our common stock previously issued upon the exercise of the Warrant (including issued as additional shares by virtue of price-protection anti-dilution adjustments thereunder) and as payment of interest on the Note pursuant to the Subordinated Loan Agreement, exceed in the aggregate 1,068,506 shares of our common stock (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of our common stock occurring after the date of issuance of the Warrant). We are allowed to issue up to 500,000 shares without triggering this provision, to allow for restricted shares and other new compensatory issuances.

Interest Shares

Through April 30, 2014, the most recent interest payment date, we have made all payments of interest on the Note in the form of payment in kind (PIK) in additional notes. After that interest payment date, for so long as the Note is outstanding, the Junior Lender shall have the right to elect from time to time to be paid interest in the form of either cash, payment in kind (PIK) in additional notes or in shares of our common stock, subject to the provisions set forth in the Subordinated Loan Agreement. If shares of common stock are used to make interest payments on the Note, the number of Interest Shares will be based upon 100% of an average of the then current market value of our common stock over a preceding period of twenty (20) days, subject to the limitations set forth in the Subordinated Loan Agreement.

Registration Rights

The holders of the Warrant and/or the Note are entitled to certain registration rights with respect to the registration of our shares of common stock issued or issuable upon exercise of the Warrant or as Interest Shares, respectively, as discussed in this prospectus under the section, “Prospectus Summary-Fiscal 2014 Financing Transactions.”

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our restated certificate of incorporation requires that we indemnify our directors and officers for certain liabilities incurred in the performance of their duties on our behalf. We have also entered into indemnification agreements with each of our directors and executive officers which require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service as a director or officer (other than liabilities arising from willful misconduct of a culpable nature). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons as provided in the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Moomjian, Waite & Coleman, LLP, Jericho, New York.

EXPERTS

Warren Averett, LLC, an independent registered public accounting firm, has audited our consolidated financial statements as of and for the years ended January 31, 2014 and January 31, 2013, included in our Annual Report on Form 10-K, as amended, for the year ended January 31, 2014, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Warren Averett, LLC’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act with respect to our shares of common stock offered hereby. This prospectus does not contain all of the information included in the registration statement and the exhibits and schedules thereto. You will find additional information about us and our common stock in the registration statement. We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file reports and other information with the SEC. You may read and copy the registration statement and the exhibits and schedules thereto, as well as other information that we file with the SEC, at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at l-800-SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains information that registrants, including us, file electronically with the SEC. Statements made in this prospectus about legal documents may not necessarily be complete and you should read the documents, which are filed as exhibits to the registration statement or otherwise filed with the SEC. Our website address is www.lakeland.com. The contents of our website are not incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus or any prospectus supplement. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, and information that we file later with the SEC will automatically update, and may supersede, information in this prospectus and any prospectus supplement.

We are incorporating by reference the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended January 31, 2014 filed with the SEC on April 28, 2014, as amended by amendment no. 1 on Form 10-K/A filed with the SEC on April 29, 2014; and
•	the description of our common stock contained in our Registration Statement on Form 8-A, dated March 30, 1987, including any amendment(s) or report(s) filed for the purpose of updating such description.

All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of the registration statement of which this prospectus forms a part until all of the common stock to which this prospectus relates has been sold or the offering is otherwise terminated shall be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act.

You may request a copy of any of the documents that we incorporate by reference into this prospectus, at no cost, by writing or telephoning us at the following address:

Lakeland Industries, Inc.

701 Koehler Avenue, Suite 7

Ronkonkoma, NY 11779

Attn: Mr. Gary Pokrassa, Chief Financial Officer

(631) 981-9700

GAPokrassa@lakeland.com

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You may also access the documents incorporated by reference into this prospectus at our website address at http://www.lakeland.com/financials/stockinfo.html. The other information and content contained on or linked from our website are not part of this prospectus. Any statements contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus (or in any other subsequently filed document which also is incorporated by reference in this prospectus) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded.

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PROSPECTUS DATED ___________, 2014

LAKELAND INDUSTRIES, INC.

1,068,506 Shares of Common Stock

PROSPECTUS

The issuer has not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or the issuer's solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of our Company have not changed since the date hereof.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses incurred or expected to be incurred in connection with this registration statement and the transactions contemplated hereby, all of which are to be paid by the registrant:

ITEM	AMOUNT
SEC registration fee	$644.19	*
Legal fees and expenses	20,000.00
Accounting fees and expenses	5,000.00
Miscellaneous expenses	0.00
	$25,644.19

* Previously paid. See “Explanatory Note” following the cover page of this Post-Effective Amendment No. 1 to Form S-1 on Form S-3.

Item 15.	Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit a director's liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payment of dividends or unlawful stock purchase or redemption, or for any transaction from which the director derives an improper personal benefit.

Section 145 of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. In addition, the DGCL does not permit indemnification in any threatened, pending or completed action or suit by or in the right of the corporation in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

Our Restated Certificate of Incorporation provides for the indemnification of directors and officers to the fullest extent permissible under Delaware law.

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We have entered into an indemnification agreement with each of our directors and executive officers which requires us, among other things, to indemnify them against certain liabilities which may arise by reason of his status or service as a director or officer (other than liabilities arising from willful misconduct of a culpable nature). We also intend to maintain director and officer liability insurance, if available on reasonable terms.

Item 16.	Exhibits

Reference is made to the Exhibit Index filed as part of this registration statement. All exhibits have been previously filed unless otherwise noted.

Item 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

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(i)          Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)         Each prospectus required to be filed pursuant to 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bone fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)          That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ronkonkoma, State of New York, on June 2, 2014.

LAKELAND INDUSTRIES, INC.

By:	/s/ Christopher J. Ryan
Name:	Christopher J. Ryan
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on June 2, 2014.

Signature	Title

/s/ Christopher J. Ryan	Chief Executive Officer and President (Principal
Christopher J. Ryan	Executive Officer) and Director

/s/ Gary Pokrassa	Chief Financial Officer (Principal Financial
Gary Pokrassa	Officer and Principal Accounting Officer)

*	Director, Chairman of the Board
Duane W. Albro

*	Director
Alfred John Kreft

*	Director
Douglas B. Benedict

*	Director
James M. Jenkins

*	Director
Stephen M. Bachelder

*	Director
Thomas J. McAteer

*	/s/ Christopher J. Ryan
Christopher J. Ryan,
Attorney-in-fact

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of Lakeland Industries, Inc. (incorporated by reference to Exhibit 3.2 of Registrant’s Quarterly Report on Form 10-Q filed December 7, 2011).

4.2	Amended and Restated Bylaws of Lakeland Industries Inc. (incorporated by reference to Exhibit 3.1 of Registrant’s Form 8-K filed April 14, 2014).

4.3	2006 Incentive Plan (incorporated by reference to Exhibit 4.1 of Registrant’s Registration Statement on Form S-8 filed July 26, 2007).

4.4	2009 Stock Plan (incorporated by reference to Exhibit 4.1 of Registrant’s Registration Statement on Form S-8 filed September 8, 2011).

4.5	2012 Stock Incentive Plan (incorporated by reference to Exhibit 4.1 of Registrant’s Registration Statement on Form S-8 filed September 13, 2012).

4.6	Investor Rights Agreement, dated June 28, 2013, by and between Lakeland Industries, Inc. and LKL Investments, LLC (incorporated by reference to Exhibit 4.1 of Registrant’s Form 8-K filed July 1, 2013).

4.7	Registration Rights Agreement, dated June 28, 2013, by and between Lakeland Industries, Inc. and LKL Investments, LLC (incorporated by reference to Exhibit 4.2 of Registrant’s Form 8-K filed July 1, 2013).

4.8	Loan and Security Agreement, dated June 28, 2013, by and among Lakeland Industries, Inc. and Lakeland Protective Wear Inc., as borrowers, and Alostar Bank of Commerce (incorporated by reference to Exhibit 10.1 of Registrant’s Form 8-K filed July 1, 2013).

4.9	Amended and Restated Revolver Note, dated June 28, 2013, issued by Lakeland Industries, Inc. and Lakeland Protective Wear Inc., as borrowers, to Alostar Bank of Commerce (incorporated by reference to Exhibit 10.2 of Registrant’s Form 8-K filed July 1, 2013).

4.10	Loan and Security Agreement, dated June 28, 2013, by and among Lakeland Industries, Inc. and Lakeland Protective Wear Inc., as borrowers, and LKL Investments, LLC (incorporated by reference to Exhibit 10.3 of Registrant’s Form 8-K filed July 1, 2013).

4.11	Term Note, dated June 28, 2013, issued by Lakeland Industries, Inc. and Lakeland Protective Wear, Inc., as borrowers, to LKL Investments, LLC (incorporated by reference to Exhibit 10.4 of Registrant’s Current Report on Form 8-K filed July 1, 2013).

4.12	Warrant to Purchase Common Stock, dated June 28, 2013, issued by Lakeland Industries, Inc. to LKL Investments, LLC (incorporated by reference to Exhibit 10.5 of Registrant’s Current Report on Form 8-K filed July 1, 2013).

5.1*	Opinion of Moomjian, Waite & Coleman, LLP.

23.1*	Consent of Warren Averett, LLC, Independent Registered Public Accounting Firm

23.2	Consent of Moomjian, Waite & Coleman, LLP (included in Exhibit 5.1).

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24.1	Powers of Attorney (included on signature page of Registrant’s Form S-1 filed with the SEC on August 6, 2013).

 ________________

* Filed herewith.

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